Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

$750,000.00

Issue Date: May 21, 2020

No. A-1

New York, New York

Insurance Acquisition Corp. (the “Maker”) promises to pay to the order of Cohen & Company, LLC (the “Payee”) the principal sum of up to Seven Hundred and Fifty Thousand Dollars ($750,000.00) (the “Maximum Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below.

1. Principal. The Payee shall be obligated to lend to the Maker amounts up to the Maximum Principal Amount. The principal balance of this Note, as reflected on Schedule A hereto (such schedule to be updated from time to time by Maker as amounts are borrowed from the Payee up to the Maximum Principal Amount) shall be repayable on the date (the “Maturity Date”) on which Maker consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). If Maker does not consummate an Initial Business Combination, Maker may use all or a portion of any working capital held outside the Trust Account (as defined below) to repay the balance of this Note; however, no proceeds from the Trust Account may be used for such repayment. If such funds are insufficient to repay this Note, the unpaid amounts shall be forgiven.

2. Interest. This Note shall bear no interest.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Conversion. At the Maturity Date, by providing written notice to Maker, Payee may elect to convert any portion or all of the amount outstanding under this Note into warrants to purchase shares of common stock of the entity surviving or resulting from the Initial Business Combination at a conversion price of $1.00 per warrant. The terms and conditions of such warrants shall be as described in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the Maker’s initial public offering (together, the “Registration Statement”).

5. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of, or other payments on, this Note within five (5) business days following the date when due.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable under this Note, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Insurance Acquisition Corp.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

Attention: Amanda Abrams

Email: aabrams@cohenandcompany.com

If to Payee:

Cohen & Company, LLC

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

Attention: Joseph Pooler

Email: jpooler@cohenandcompany.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider, (iv) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account (the “Trust Account”) in which the proceeds of Maker’s initial public offering and the proceeds of the sale of the securities issued in a private placement consummated concurrently with the completion of the Maker’s initial public offering have been deposited, as described in greater detail in the Registration Statement, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15. Loan Commitment Agreement. The amounts funded to Maker pursuant to this Note are being provided in satisfaction of the obligations of Insurance Acquisition Sponsor, LLC (the “Sponsor”) to loan funds to Maker under that certain Loan Commitment Agreement, dated March 19, 2019, between Maker and the Sponsor. The Payee is an affiliate of the Sponsor.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

INSURANCE ACQUISITION CORP.

By:	/s/ John Butler
Name:	John Butler
Title:	Chief Executive Officer and President

[Insurance Acquisition Corp. Promissory Note - Post IPO Working Capital]

SCHEDULE A

Date	Draw/Principal Amount
May 21, 2020	$350,000.00

Total Principal Amount Outstanding:	$350,000.00